UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Computer Programs and Systems, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 1, 2013

To the Stockholders of Computer Programs and Systems, Inc.:

You are invited to attend the 2013 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”), which will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602, on Thursday, May 9, 2013, at 9:00 a.m., Central Time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2012 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A self-addressed, postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

David A. Dye
Chairman of the Board

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 9, 2013

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) will be held at 9:00 a.m., Central Time, on Thursday, May 9, 2013, at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602. Directions to attend the annual meeting where you may vote in person can be found on our website at http://www.cpsinet.com/annualmeeting/. The annual meeting is being held for the following purposes:

1.	To elect two Class II directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2016 annual meeting;

2.	To ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2013;

3.	To approve on an advisory basis the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 18, 2013 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2012 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read this proxy statement and the 2012 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

David A. Dye

Chief Financial Officer and Secretary

April 1, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 9, 2013: THIS PROXY STATEMENT AND THE ACCOMPANYING 2012 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.cpsinet.com/annualmeeting/.

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, postage-prepaid envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

PROXY STATEMENT

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 9, 2013

INFORMATION ABOUT THE ANNUAL MEETING

Our 2013 Annual Meeting of Stockholders will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602 on Thursday, May 9, 2013, at 9:00 a.m., Central Time.

Solicitation of Proxies

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about April 1, 2013, we began mailing this proxy statement and the 2012 Annual Report to all stockholders of record at the close of business on March 18, 2013.

We will bear the cost of the solicitation of proxies. We will request brokers or nominees to forward this proxy statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled to Vote

The Board of Directors has set March 18, 2013 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 18, 2013, there were 11,080,062 shares of the common stock of the Company, par value $.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

Proposals to be Considered at the Annual Meeting

At the annual meeting, we will ask you to:

Proposal 1:	Elect two Class II directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2016 annual meeting;

Proposal 2:	Ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2013; and

Proposal 3:	Approve on an advisory basis the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this proxy statement.

Information About a Quorum

At the annual meeting, the presence of a majority of the outstanding shares of common stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the meeting in accordance with the Company’s Bylaws, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Votes Necessary for Each Proposal to be Approved

Proposal 1—Election of Class II Directors: Under the Company’s Bylaws, a Class II director nominee will be elected to the Board of Directors of the Company at the 2013 annual meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

An uncontested incumbent director is required to submit a contingent letter of resignation to the Board of Directors at the time of his nomination for consideration by the Nominating and Corporate Governance Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Nominating and Corporate Governance Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to its decision on the tendered resignation.

Proposal 2—Ratification of Appointment of Independent Registered Public Accountants: Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. Abstentions are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3—Advisory Vote on Executive Compensation: Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation, Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the annual meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

Abstentions

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum at the annual meeting. Abstentions will not affect the outcome of the election of directors (Proposal 1), the ratification of the appointment of independent registered public accountants (Proposal 2) or the non-binding advisory vote on executive compensation (Proposal 3).

Voting Shares Held in Street Name; Effect of Broker Non-Votes

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

If you hold your shares in “street name” and do not direct your broker or other nominee as to how you want your shares to be voted in the election of directors (Proposal 1), your broker or other nominee is not permitted to vote those shares on your behalf in the election of directors (resulting in a “broker non-vote”). Similarly, if you do not direct your broker or other nominee as to how to vote with respect to the approval on an advisory basis of our executive compensation (Proposal 3), your broker or other nominee may not vote on this matter (likewise resulting in a “broker non-vote”). Accordingly, if you hold your shares in “street name,” it is critical that you return the voting instruction card if you want your votes counted in the election of directors (Proposal 1) and with respect to the non-binding, advisory vote on executive compensation (Proposal 3).

Broker non-votes are counted for general quorum purposes but are not entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will have no effect on the election of directors (Proposal 1) or the non-binding advisory vote regarding executive compensation (Proposal 3). Because your broker or other nominee has discretion to vote any uninstructed shares on the ratification of the appointment of independent registered public accountants (Proposal 2), there should not be any broker non-votes with respect to this item.

Submission of Proxies

Please complete, sign, date and return the proxy card in the enclosed self-addressed, pre-paid envelope so that the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by the Company or its transfer agent, American Stock Transfer & Trust Company, LLC, on or before May 8, 2013. The address for American Stock Transfer & Trust Company, LLC is as follows:

American Stock Transfer & Trust Co., LLC

Operations Center

6201 15th Avenue

Brooklyn, New York 11219

Unless instructed to the contrary, the shares represented by the proxies will be voted “FOR” Proposals 1, 2 and 3.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Board Structure

Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors and divided into three classes. We currently have seven directors. Directors in each class are elected for three-year terms. The current term of the Class II directors expires at the 2013 annual meeting. The current Class III directors will serve until the 2014 annual meeting and until their successors have been elected and qualified. The current Class I directors will serve until the 2015 annual meeting and until their successors have been elected and qualified.

The Board of Directors has nominated J. Boyd Douglas and Charles P. Huffman for election as Class II directors to serve a three-year term until the 2016 annual meeting of stockholders and until their successors have been elected and qualified. Upon their re-nomination as directors, each of Mr. Douglas and Mr. Huffman tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy.

Voting of Proxies

Unless a shareholder instructs otherwise on the enclosed proxy card, it is intended that the shares represented by properly signed proxies in the accompanying form will be voted for the persons nominated by the Board of Directors. The Board of Directors anticipates that the nominees listed below will be able to serve, but if any of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to select an additional person as a director or to reduce the size of the Board.

Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of J. Boyd Douglas and Charles P. Huffman as Class II directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next election of directors for the class in which the vacancy occurred.

The Board of Directors recommends that the stockholders vote “FOR” each of the two Class II director nominees named above.

Information About the Nominees and Other Directors

The biographies of each of the nominees and our other directors below contain information regarding such person’s service as a director, business experience, director positions held currently or at any time during the last five years, certain familial relationships to any executive officers, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and, with respect to the nominees and the continuing directors, the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each of the nominees currently serves as a director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Nominees for Election—Terms To Expire in 2016

J. Boyd Douglas, 46, has served as CPSI’s President and Chief Executive Officer since May 2006. He was first elected as a director in March 2002. Mr. Douglas began his career with us in August 1988 as a Financial Software Support Representative. From May 1990 until December 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until July 1999, he held the position of Director of Programming Services. From July 1999 until May 2006, Mr. Douglas served as CPSI’s Executive Vice President and Chief Operating Officer. Mr. Douglas’s wife’s sister’s husband, Patrick A. Immel, is an executive officer of CPSI. Mr. Immel is not an “immediate family member” of Mr. Douglas for purposes of Item 404(a) of Regulation S-K.

Mr. Douglas has been employed by CPSI for more than 24 years in a number of positions and areas and has served in senior executive positions for over 13 years, providing him with intimate knowledge of CPSI’s operations and the healthcare industry.

Charles P. Huffman, 59, was first elected as a director at the 2004 annual meeting. From August 2007 until his retirement in November 2008, Mr. Huffman served as Executive Vice President and Chief Financial Officer of EnergySouth, Inc., a public company specializing in natural gas distribution and storage. From December 2000 to July 2007, Mr. Huffman served as the Senior Vice President and Chief Financial Officer of EnergySouth, Inc.

Mr. Huffman brings more than 28 years of experience as an officer of a public company, EnergySouth, Inc., including serving as the principal financial and accounting officer, which gives him a wide range of accounting, financial, capital markets and executive management experience that contributes greatly to the composition of the Board.

Class III Continuing Directors—Terms Expire in 2014

Ernest F. Ladd, III, 72, was first elected as a director in February 2002. From 1979 until his retirement in 1997, Mr. Ladd was employed by Dravo Corporation, a national producer and marketer of chemical products, serving as its Executive Vice President, Finance and Administration from 1989 until 1994 and as its Executive Vice President, Chief Financial Officer from 1994 until his retirement in 1997. From April 1984 until April 2006, Mr. Ladd was a director of Regions Bank of Mobile, an operating division of Regions Bank, which is a subsidiary of Regions Financial Corporation. Mr. Ladd has served as a senior advisor to Taylor Companies, a private investment bank, since July 2007. Mr. Ladd is Chairman of the Audit Committee of the Board of Directors. Mr. Ladd’s nephew by marriage, Gregory L. Leatherbury III, was promoted to an executive officer position (Vice President of Business Services of TruBridge, LLC) by the Board of Directors on January 28, 2013. Mr. Leatherbury is not a “family member” of Mr. Ladd for purposes of Nasdaq’s independence requirements under Nasdaq Rule 5605, nor is he an “immediate family member” of Mr. Ladd for purposes of Item 404(a) of Regulation S-K.

Mr. Ladd’s experience as the principal financial officer of Dravo Corporation, which was a public company until 1998, as well as his business experiences with Regions Bank and Taylor Companies, give him a wide range of accounting, financial, capital markets and executive management experience and skills, which adds valuable expertise and insight to the Board.

David A. Dye, 43, has been a director since March 2002, was appointed as Chairman of the Board of Directors in May 2006, and has served as our Chief Financial Officer, Secretary and Treasurer since June 30, 2010. Mr. Dye began his career with CPSI in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for CPSI in various capacities, including as Manager of Financial Software Support, Director of Information Technology and then as CPSI’s Vice President supervising the areas of sales, marketing and information technology. Mr. Dye served as CPSI’s President and Chief Executive Officer from July 1999 until May 2006, at which time he was appointed Chairman of the Board. Since July 2006, Mr. Dye has served as a director of Bulow Biotech Prosthetics, a company headquartered in Nashville, Tennessee that operates prosthetic clinics in the Southeastern United States. Mr. Dye was appointed to the position of Chief Financial Officer of CPSI on an interim basis on June 30, 2010 and has occupied the position on a permanent basis since February 25, 2011.

Mr. Dye has been employed by CPSI for more than 18 years in a number of positions and areas and has served in senior executive positions for over 11 years, including as Chief Executive Officer for seven years, providing him with extensive knowledge of CPSI’s operations.

Class I Continuing Directors—Terms Expire in 2015

William R. Seifert, II, 64, was first elected as a director in February 2002. From 1994 through November 2006, Mr. Seifert served as Executive Vice President of AmSouth Bank. From the closing of the merger of

AmSouth Bank and Regions Bank in November 2006 until June 2009, Mr. Seifert served as Executive Vice President of Regions Bank, which is a subsidiary of Regions Financial Corporation. He has held the position of Chairman of the South Alabama Advisory Board of Regions Bank since November 2006 and has been a consultant to Regions Bank since July 1, 2009.

During Mr. Seifert’s forty-year career in banking and financial services, he has served in numerous leadership roles, including with Regions Bank and its predecessor banks. Mr. Seifert’s extensive leadership and banking expertise adds valuable insight to the Board.

W. Austin Mulherin, III, 47, was first elected as a director in February 2002. Since 1991, Mr. Mulherin has practiced law, handling a variety of litigation and business matters for public and private companies. He has been a partner in the law firm of Frazer, Greene, Upchurch & Baker, LLC since 1998.

Mr. Mulherin’s 22 years of experience as a practicing attorney, during which period he has advised a number of public companies on a variety of issues, provides a unique and valuable perspective to the Board. Additionally, Mr. Mulherin served on the board of directors of the predecessor company to CPSI (predating CPSI’s initial public offering in 2002) and has extensive knowledge of CPSI and its operations.

John C. Johnson, 62, has been a director since 2004. Mr. Johnson worked as a real estate appraiser for Courtney & Morris Appraisals, Inc. in Mobile, Alabama from September 2001 until his retirement in August 2012. From December 1994 to January 1998, Mr. Johnson served as the President and Chief Operating Officer of Coopersmith, Inc., a regional wholesale bakery located in Mobile, Alabama. After chairing the transition team for the sale of Coopersmith, Inc. to Earthgrains Company from January 1998 to May 1999, Mr. Johnson retired from the bakery industry and worked for a brief time as the Business Manager of Saint Ignatius Church. Mr. Johnson is currently a member of the South Alabama Advisory Board of Regions Bank, which is a subsidiary of Regions Financial Corporation.

The Board believes that Mr. Johnson’s skills and professional experiences in a variety of operational and leadership roles give him a wide range of knowledge on topics important to business and contribute greatly to the Board’s composition.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines and Codes of Ethics

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The Board of Directors has adopted Corporate Governance Guidelines that set forth the fundamental corporate governance principles of the Company in order to demonstrate the Board’s accountability and its desire to achieve superior business results. We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers (including our Chief Executive Officer and senior financial officers) and employees. We have also adopted a separate Code of Ethics with additional guidelines and responsibilities applicable to our Chief Executive Officer and senior financial officers, known as the Code of Ethics for CEO and Senior Financial Officers. Copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on our website at www.cpsinet.com in the “Investors” section under “Governance.”

Director Independence

Nasdaq listing standards require that the Company have a majority of independent directors. Accordingly, because our Board of Directors currently has seven members, Nasdaq requires that at least four of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationship exists that would preclude a finding of independence under Nasdaq listing rules and (ii) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. Members of the audit, compensation and nominating and corporate governance committees must also meet applicable independence tests of Nasdaq and the Securities and Exchange Commission (the “SEC”).

At a meeting held on January 28, 2013, the Board of Directors reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. After deliberation, the Board determined that all five of the non-employee directors listed below are independent, and that all of the members of the audit, compensation and nominating and corporate governance committees also satisfy the independence tests referenced above.

Effective as of the Company’s first annual meeting after January 15, 2014, the Company must comply with the heightened independence standards for members of the Compensation Committee, as set forth in Nasdaq Rule 5605(d)(2)(A). The Board of Directors has determined that Mr. Mulherin will fail to meet these heightened independence standards as a result of the services his law firm provides to the Company. The Board intends to remove Mr. Mulherin from both the Compensation Committee and the Nominating and Corporate Governance Committee of the Board prior to the 2014 annual meeting.

The following table describes the categories or types of transactions, relationships or arrangements considered by the Board in reaching its determination that the following directors are independent:

Name	Independent	Transactions/Relationships/Arrangements Considered

Charles P. Huffman	Yes	None

John C. Johnson	Yes	Since August 2005, CPSI has paid fees to a bank and a registered broker-dealer that was formerly affiliated with the bank for cash management services. Mr. Johnson serves as a member of an advisory board of the bank. The annual fees paid by CPSI have been less than 1% of the annual revenues of the bank or the affiliated broker-dealer.

Ernest F. Ladd, III	Yes	Mr. Ladd’s nephew by marriage, Gregory L. Leatherbury III, was appointed an executive officer of CPSI by the Board of Directors on January 28, 2013. Mr. Leatherbury is not a “family member” of Mr. Ladd for purposes of Nasdaq’s independence requirements under Nasdaq Rule 5605, nor is he an “immediate family member” of Mr. Ladd under Item 404(a) of Regulation S-K. Additionally, the Board of Directors has determined that the relationship does not preclude Mr. Ladd from serving on the Company’s Audit Committee under Nasdaq or SEC rules.

W. Austin Mulherin, III	Yes

Mr. Mulherin is a partner in a law firm that performs certain legal services for CPSI. With respect to each of the most recent three completed fiscal years, total payments by CPSI to the law firm have been less than $120,000, which is also less than 5% of the law firm’s annual revenues. Effective August 1, 2011, the law firm also serves as escrow agent for a copy of the software licensed by CPSI to third parties, for which the firm receives a nominal amount of consideration.

Mr. Mulherin’s brother-in-law, Matt Cole, is employed by CPSI as a sales manager. Mr. Cole is not an officer of CPSI.

William R. Seifert, II	Yes	Since August 2005, CPSI has paid fees to a bank and a registered broker-dealer that was formerly affiliated with the bank for cash management services. Mr. Seifert serves as consultant to and a member of an advisory board of the bank. The annual fees paid by CPSI have been less than 1% of the annual revenues of the bank or the affiliated broker-dealer.

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead CPSI by exercising its business judgment to act in what each director reasonably believes to be the best interests of CPSI and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that CPSI and its performance may benefit. The role of the Chairman includes providing continuous feedback on the direction, performance and strategy of CPSI, presiding as Chair of Board meetings, setting the Board’s agenda with management, leading the Board in anticipating and responding to opportunities and challenges faced by CPSI, and, to the extent the Chairman is independent under applicable Nasdaq listing rules, presiding as Chair of executive sessions of the independent members of the Board.

The Board does not have a policy requiring the separation or combination of the CEO and Chairman roles, but these positions have been separated since CPSI’s initial public offering in 2002. However, our Chairman of the Board is not independent and is our Chief Financial Officer, a position to which he was appointed on June 30, 2010 following the termination of employment of the prior Chief Financial Officer. We have determined that this current structure is the most appropriate and effective Board leadership structure for the Company at this time based upon a number of factors, including the experience of the applicable individuals, the current business environment, the specific needs of the business and what is in the best interests of the Company’s stockholders. However, the Board may reconsider the Company’s leadership structure from time to time in the future based on considerations at that time.

The Company does not have a lead independent director. Given the size of the Board, the Board believes that the presence of five independent directors out of the seven directors on the Board, which independent directors sit on the Board’s committees, is sufficient independent oversight of the Chief Executive Officer and the Chairman of the Board. The independent directors work well together in the current board structure, and the Board does not believe that selecting a lead independent director would add significant benefits to the Board’s oversight role.

Risk Oversight

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board how its effectiveness can be improved by changes in its composition and organization.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee. We believe that our leadership structure also enhances the Board’s risk oversight function since our Chairman regularly discusses with management the material risks facing the Company. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives from management.

Board Structure and Committees

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met five times in 2012.

During 2012, the Company had three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board of Directors. The Audit Committee, the Compensation Committee and the

Nominating and Corporate Governance Committee each operates under a written charter adopted by the Board. Charters for each of these three committees are available on the Company’s website at www.cpsinet.com in the “Investors” section under “Governance.”

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. All of our directors attended the 2012 annual meeting of stockholders.

The following describes the functions and sets forth the current membership of each committee of the Board of Directors. The number of meetings that each committee held in 2012 is also listed.

Audit Committee

The current members of the Audit Committee are Ernest F. Ladd, III (Chairman), William R. Seifert, II and Charles P. Huffman, all of whom are independent directors as defined under existing Nasdaq listing standards and SEC rules. The Audit Committee met five times during 2012.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for appointing and overseeing the independent auditor of the Company.

The Board of Directors has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that such members qualify as independent under applicable Nasdaq listing standards and SEC rules for audit committee membership. Furthermore, in accordance with SEC rules, the Board has determined that Ernest F. Ladd, III and Charles P. Huffman each qualify as an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears in this proxy statement on page 34.

Compensation Committee

The current members of the Compensation Committee are William R. Seifert, II (Chairman), W. Austin Mulherin, III and John C. Johnson. The Board of Directors has determined that each of these members is independent under the Nasdaq director independence standards. The Compensation Committee met five times during 2012.

The Compensation Committee is authorized to approve and recommend to the Board of Directors the compensation to be paid to officers, directors and committee members of the Company. Executive compensation may include, but is not limited to, salary, bonus, stock options, other annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of the Company. The Compensation Committee Report appears on page 22 of this proxy statement.

Additionally, the Compensation Committee has reviewed CPSI’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on CPSI. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are W. Austin Mulherin, III (Chairman), John C. Johnson and Charles P. Huffman. The Board of Directors has determined that each of these members is independent under the Nasdaq director independence standards. The Nominating and Corporate Governance Committee met once during 2012.

The purposes of the Nominating and Corporate Governance Committee are to (a) identify individuals qualified to become members of the Board and to recommend director nominees to the Board for election by the stockholders, (b) monitor, oversee and evaluate the corporate governance principles applicable to the Company and (c) oversee the evaluation of the Board and management.

Consideration of Director Nominees

Criteria and Diversity

Criteria that will be used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of “independence” required by the Nasdaq listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Corporate Governance Guidelines also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Although neither the Board nor the Nominating and Corporate Governance Committee has a policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board includes members with diverse backgrounds and experiences. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to CPSI’s success. For a discussion of the individual experiences and qualifications of our Board members, please refer to the section entitled, “Proposal 1: Election of Class II Directors” in this proxy statement.

Process for Identifying and Evaluating Nominees for Director

The process that will be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended director candidates for inclusion in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee will not assign specific weights to its various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals to be considered as potential director candidates by submitting the following information to the “Nominating and Corporate Governance Committee of Computer Programs and Systems, Inc.,” c/o Corporate Secretary, 6600 Wall Street, Mobile, Alabama 36695:

•	The name of the recommended person;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the stockholder making the recommendation, the name and address of such stockholder, as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects his or her beneficial ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Section 2.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination at a meeting of stockholders, the stockholder’s notice must be received by the Secretary at the principal executive offices of the Company, 6600 Wall Street, Mobile, Alabama 36695: (1) with respect to any annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; (2) if the date of the applicable annual meeting is convened more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; or (3) with respect to any special stockholders meeting called by the Board for the election of directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder’s notice must contain the information specified in Section 2.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairman determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare to the meeting that the defective nomination will be disregarded.

You may find the Company’s Bylaws by going to the Company’s website at www.cpsinet.com in the “Investors” section under “Governance.” Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at 6600 Wall Street, Mobile, Alabama 36695.

Stockholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of Computer Programs and Systems, Inc.

c/o Corporate Secretary

6600 Wall Street

Mobile, Alabama 36695

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Executive Sessions

Executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by an independent director selected by a majority of the independent directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of CPSI, during 2012 was comprised of Messrs. Seifert, Mulherin and Johnson. No member of the Committee is, or was during 2012, an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

Stock Ownership Guidelines for Non-Employee Directors

CPSI has always encouraged directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock, but until 2012 the Company did not have any specified level of share ownership for individual directors. On January 23, 2012, however, the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, amended CPSI’s Corporate Governance Guidelines in order to implement formal stock ownership guidelines for non-employee directors. Under the guidelines, each non-employee director should acquire and beneficially own shares of CPSI common stock with a value equal to at least three times the director’s annual retainer. Current non-employee directors have five years (until January 23, 2017) to satisfy this guideline, while any new non-employee director has five years from the date of his or her election to the Board to satisfy this guideline. The minimum number of shares to be held by a director will be calculated on the first trading day of each calendar year based on the fair market value of such shares. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guidelines. Also, any shares that are subject to hedging, monetization or pledging transactions are not counted toward meeting the ownership guidelines. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our policy with respect to the compensation of executive officers is linked to our historical method for identifying and selecting executive officers to manage the Company. Generally, we have sought to identify and promote talented individuals from within the Company to become our executive officers. Specifically, those individuals hired by us who have demonstrated over time the greatest ability to successfully develop, market and manage our products and services, who have developed a comprehensive understanding of our operations and finances from the ground up and who have exhibited strong management skills, have been promoted by the Board of Directors to the executive officer ranks. We feel that this method of selecting executive officers offers us the best chances of continuing to grow our business and of generating long-term returns for our stockholders. Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

Our compensation program is designed to motivate and retain our executive officers, to align their financial interests with those of our stockholders and to reward Company performance and/or behavior that enhances stockholder returns. The elements of compensation consist of base salary, annual cash incentive compensation and periodic equity awards. Additionally, of the executive officers identified in the Summary Compensation Table on page 23 (who we refer to as our “named executives”), the base salaries of three of them, Lyle E. Hutchison, Sean C. Nicholas and Troy D. Rosser, consist in part of commissions, which are based on the amount of profit generated by the Company from its sales of software systems and hardware and the amount of revenues generated from its sales of business management services.

As discussed below, the Compensation Committee engaged a compensation consulting firm in late 2010 in order to, among other things, evaluate the Company’s executive compensation program. As a result of this engagement and evaluation, the Compensation Committee recommended to the Board of Directors for adoption, and the Board adopted in April 2011, an annual cash bonus incentive program in order to reward Company performance and further link executive compensation with the performance of the Company. The Board adopted a similar annual cash bonus incentive program in January 2012. Additionally, stock-based awards have been made periodically in order to provide management with an equity interest in the Company, which we believe helps to motivate them and align their financial interests with those of our stockholders. We believe that our compensation program has been successful in retaining executive talent, in that all of the current named executives have been employed by the Company for at least 19 years, but that it is important to continue to create incentives to ensure the retention of those executives and other employees who are critical to the success of our business.

No Employment or Severance Agreements

Our named executives do not have employment, severance or change-in-control agreements. Our named executives serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s employment and compensation philosophy.

Oversight of Executive Compensation

Our Compensation Committee has oversight of the executive compensation program and normally recommends to the full Board for approval the compensation paid to our executive officers. The Compensation Committee is composed of the following three non-employee members of the Board of Directors: William R. Seifert, II (Chairman), W. Austin Mulherin, III and John C. Johnson. Each of these directors has been determined by the Board of Directors to qualify as independent under applicable Nasdaq director independence standards.

The members of the Compensation Committee are appointed on an annual basis by the full Board upon recommendation of the Nominating and Corporate Governance Committee.

The Compensation Committee is governed by the Compensation Committee Charter, a copy of which is available on CPSI’s website at www.cpsinet.com in the “Investors” section under “Governance.” The Compensation Committee’s primary responsibilities with respect to establishing executive compensation and administering our compensation program, as provided for in the Committee’s charter, include the following:

•	Reviewing and making recommendations to the Board regarding the compensation of the executive officers of the Company;

•	Reviewing and making recommendations to the Board regarding our policies and procedures pertaining to director compensation;

•	Reviewing and making recommendations to the Board regarding executive compensation and benefit plans and programs; and

•	Overseeing and administering our equity-based plans.

The scope of the Compensation Committee’s authority is limited by the responsibilities that are set forth in its charter. Additionally, in fulfilling its responsibilities, the Compensation Committee is permitted to delegate its authority to one or more of its members. The charter further provides the Compensation Committee with the authority to engage independent compensation consultants and legal advisers when determined by the Compensation Committee to be necessary or appropriate in carrying out its duties. The Compensation Committee has sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 19, 2013.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer and Chief Financial Officer make recommendations to the Compensation Committee regarding base salaries, commission arrangements, bonuses and equity compensation grants for the remainder of our executives. Neither the Chief Executive Officer nor the Chief Financial Officer is involved in determining his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by these executives, and then provides a recommendation regarding compensation of our executive team to the Board for its approval.

Role of Compensation Consultant

From the fall of 2010 through April 2011, the Compensation Committee engaged a compensation consultant, Hay Group, Inc. (“Hay Group”), to review, assess and provide recommendations with respect to certain aspects of the Company’s compensation program for executive officers and directors. In this role, Hay Group rendered services specifically requested by the Compensation Committee, which included examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations to and advising the Compensation Committee on compensation design and levels. In this regard, Hay Group provided advice to the Compensation Committee on structuring annual and long-term incentive arrangements for executives. In addition, Hay Group provided advice to the Compensation Committee on the compensation elements and levels for non-employee directors. CPSI did not engage Hay Group for any projects other than those directed by the Compensation Committee, which were limited to engagements involving the compensation of executives and directors. Hay Group has not performed any other services for CPSI. The Compensation Committee is currently considering again retaining a compensation consultant.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our named executives (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2012 Annual Meeting of Stockholders held on May 10, 2012, over 99.0% of the 8,483,151 votes cast on the “say-on-pay” proposal were voted in favor of the compensation of CPSI’s named executives officers as disclosed in the proxy statement for that meeting. Our Compensation Committee considered this high level of shareholder support when determining the compensation for 2013, but did not take any compensation actions in 2012 or to date in 2013 specifically in response to the shareholder advisory vote on executive compensation. The Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

Elements Used to Achieve Compensation Objectives

The Compensation Committee’s former compensation consultant, Hay Group, worked with the Committee in late 2010 and early 2011 to conduct a competitive assessment of our executive compensation program. Hay Group gathered market data, including proxy data from 16 “peer group” public companies and data from Hay Group’s 2010 General Market Executive Compensation Report, about the base salaries, annual cash incentives and equity compensation provided by these companies. The 16 publicly-traded companies included: MedAssets, Inc., Blackbaud, Inc., Quality Systems, Inc., Tyler Technologies, Inc., Manhattan Associates, Inc., S1 Corporation (no longer a public company), Omnicell, Inc., RCM Technologies, Inc., Datalink Corporation, NaviSite, Inc. (which subsequently merged with another company and is no longer a public company), Sourcefire, Inc., Ebix, Inc., Easylink Services International Corporation (no longer a public company), CSP Inc., American Software, Inc. and Pros Holdings, Inc. These companies were selected because they provided software and IT services and had approximately one-half to two times the revenues of CPSI, with the median revenue being approximately $184 million. Additionally, 15 of these companies developed their own software, built IT systems and applications and customized programs to meet client needs, 12 of them offered installment and maintenance services and 14 of them provided additional services, primarily consulting, but also IT staffing, training and application hosting.

The results of the peer group analysis showed that the total cash compensation (salary plus annual bonus) for our non-commissioned named executives in 2010 was slightly below the median of the peer group as reflected in these companies’ most recent proxy statements, while our non-commissioned named executives’ total direct compensation was below the 25th percentile of the peer group. For CPSI’s then named executives who received commissions, total cash compensation was at the market median of the peer group, while total direct compensation was below the 25th percentile of the peer group. The results of the broader survey analysis conducted by Hay Group were substantially consistent with the results of the peer group analysis. Hay Group noted that CPSI’s positioning relative to its peer group in these areas resulted from the lack of annual cash incentives paid to our named executives and the lack of regular long-term equity incentive grants.

The Compensation Committee reviewed this information to assess the competitiveness of our compensation program for our executive officers, including the named executives. In response to this analysis and assessment, in April 2011 and again in January 2012 (for 2011 and 2012, respectively) the Compensation Committee, as discussed in further detail below, established an annual cash incentive program for non-commissioned executive officers. The Compensation Committee also approved the grant of restricted stock awards to certain of the Company’s executive officers, with each of the named executives receiving a grant in either 2011 or 2012.

The main components of compensation paid to our named executives in 2012 consisted of the following:

•	base salaries;

•	annual cash incentive awards to the two named executives who do not receive commissions;

•	long-term equity incentive awards (restricted stock) to two of the named executives (who had not received grants in 2011); and

•	for three of our named executives, sales commissions.

We do not have any formal policy or target for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on recommendations from our Chief Executive Officer, Company performance and individual performance.

Base Salaries.    Each named executive’s base salary is determined principally by the responsibilities required by the executive’s position, as well as the executive’s length of service in a position and at our Company, and also takes into account individual competence and the amount of other elements of compensation. The amount of any future increase or decrease in base salary will be considered based on the above mentioned factors, including the Company’s financial performance and, in the discretion of the Compensation Committee, the compensation paid by our competitors and/or other comparable-sized companies.

Commissions.    Three of our current named executives—Troy D. Rosser, Lyle E. Hutchison and Sean C. Nicholas—are compensated in part through the payment of commissions. The amount of commissions earned by each named executive is included in the Salary column of the Summary Compensation Table on page 23 below.

Mr. Rosser, Senior Vice President–Sales, is responsible for overseeing all of the Company’s sales and marketing efforts. As the Company’s second highest ranking officer with a direct responsibility for sales, Mr. Rosser has received each year since 2006 a commission, payable monthly, equal to 1.0% of the Company’s gross profit from sales of software systems and hardware to new customers of the Company during such year. Such commission rate increases to 1.5% on gross profit exceeding $14,000,000 in a year (which threshold was increased as of February 1, 2013 to $16,475,704). Mr. Rosser has also received since 2006 a commission, payable monthly, equal to 0.5% of the Company’s gross profit from sales of software systems and hardware to existing customers. Additionally, Mr. Rosser has received each year since 2006 a commission, payable monthly, equal to 0.5% of the Company’s revenues from the first two years of billing on contracts entered into for business management services. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Commissions from the sale of business management services become payable at the time that the Company recognizes revenue from such sales under generally accepted accounting principles (“GAAP”). Other than for the potential increase in commission rate (from 1.0% to 1.5%) on gross profit from sales of software and hardware to new customers, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

Mr. Hutchison, Vice President–Sales, is responsible for the Company’s sales efforts directed towards new customers. Mr. Hutchison has received each year since 1995 a commission based on the Company’s gross profit from sales of software systems and hardware to new customers of the Company during such year. During 2012, Mr. Hutchison received a commission, payable monthly, equal to 2.0% of the Company’s gross profit from sales of software systems and hardware to new customers of the Company during such year. Such commission rate increases to 3.0% on gross profit exceeding $14,122,032 in a year (which threshold was increased as of February 1, 2013 to $16,475,704). Additionally, Mr. Hutchison has received since November 2010 a one-time fee of $500 for any new client of the Company that purchases business management services during the first year of the client’s contract. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Fees from the sale of business management services become payable at the time that the Company recognizes revenue from such sales under GAAP. If a new customer is an affiliate of an existing customer (the “master customer”) and the new customer signs a facility addendum to the master corporate agreement, the commissions due from sales to the new customer will be split evenly between Mr. Hutchison and the sales director responsible for the territory of the new customer. Other than for the potential increase in commission rate (from 2.0% to 3.0%) on gross profit from sales of software and hardware to new customers, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Hutchison.

Mr. Nicholas, Vice President–Sales, is responsible for the Company’s sales efforts directed towards existing customers. Mr. Nicholas has received each year since 1998 a commission based on the Company’s gross profit from sales of software systems and hardware to customers of the Company during such year. During 2012, Mr. Nicholas received a commission, payable monthly, equal to 0.25% of the Company’s gross profit from sales of software systems and hardware to existing customers of the Company after the one-year anniversary of such customer’s initial date of installation. Such commission rate increases to 0.75% on gross profit exceeding $35,000,000 in a year (which threshold was decreased as of January 1, 2013 to $28,100,000) from sales of software systems and hardware to existing customers of the Company after such customer’s one-year anniversary of the initial date of installation. Additionally, Mr. Nicholas received a commission during 2012, payable monthly, equal to 2.0% of the Company’s gross profit from sales of software systems and hardware to specific new customers of the Company during the first year after initial installation. Mr. Nicholas also received a commission during 2012, payable monthly, equal to 1.3% of the Company’s gross profit from sales of software systems and hardware to one specific new customer of the Company during the first year after initial installation. Mr. Nicholas’s commission plan for 2013 no longer includes these commissions for sales to specific new customers. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Other than for the potential increase in commission rate (from 0.25% to 0.75%) on gross profit from sales of software systems and hardware to existing customers of the Company after such customer’s one-year anniversary of the initial date of installation, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Nicholas.

In the event that a customer defaults on payment for software, hardware or business management services, all commissions paid to these executives on the defaulted accounts are deducted from future commissions. In the event that partial payment from a customer is received, commissions are deducted pro rata based on the amount of the payment received. Other than in the event of an executive’s death, the Company discontinues all commission payments upon termination of the executive’s employment with the Company.

The Compensation Committee approved the specific sales metrics for these executives based on input from the Chief Executive Officer and the estimated amount of total compensation that would be payable based on historical sales information. The commissions are designed to reward the executives for Company performance directly related to sales activities. As previously described, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to these executives.

Annual Incentive Compensation.    In order to further align the interests of the executives with those of the stockholders, the Compensation Committee recommended to the Board of Directors, and the Board adopted, in 2011 and again in 2012 a short-term cash incentive program for certain executive officers. These short-term cash bonus incentive programs are designed to further link executive compensation with the performance of the Company. Under the incentive program established for 2012, each executive officer of the Company, other than executive officers earning commission-based compensation, was eligible for a cash bonus based upon the growth of the Company’s earnings before interest, income taxes, depreciation and amortization (“EBITDA”) in 2012 versus the Company’s EBITDA in the prior year. The Committee believes that EBITDA is an appropriate metric for evaluating the overall financial performance of the Company and used EBITDA as the metric for the 2011 incentive program as well.

Under the terms of the 2012 Executive Officer Incentive Program, our non-commissioned named executives were entitled to:

•	75% of their annual cash incentive target bonus amount if the Company’s EBITDA in 2012 was 95% of EBITDA in 2011 (the threshold award);

•	100% of their annual cash incentive target bonus amount if the Company’s EBITDA in 2012 was 105% of EBITDA in 2011 (the target award); and

•	150% of their annual cash incentive target bonus amount if the Company’s EBITDA in 2012 was 130% of EBITDA in 2011 (the maximum award).

The Company interpolates between the threshold, target and maximum award amounts where EBITDA in 2012 is between 95% and 130% of EBITDA in 2011. No bonuses would have been earned if performance was below the threshold of 95% of 2011 EBITDA.

In 2012 the Company achieved 101.5% of 2011 EBITDA, resulting in the named executives receiving 93.0% of their target award amount under the terms of the program. The individual target bonus amounts, including as a percentage of salary, for the two non-commissioned named executives for 2012, and the amount earned and paid based on the level of achievement of EBITDA growth, were as follows:

	Target Bonus as a % of Salary	Target Bonus Amount	Actual Bonus Paid
J. Boyd Douglas	30%	$180,000	$167,400
David A. Dye	30%	$144,000	$133,920

At its March 4, 2013 meeting, the Compensation Committee established a short-term cash incentive program for 2013 for the non-commissioned executive officers of the Company, including the named executives, which program was approved by the Board. Under the 2013 Executive Officer Incentive Program, the target bonus amount (in dollars and as a percentage of base salary) for each of the named executives is the same as in 2012. Additionally, bonuses under the 2013 incentive program continue to be based on growth in EBITDA from the prior year, with the same performance objectives established as in 2012. The Company will interpolate between the threshold, target and maximum award amounts where EBITDA in 2013 is between 95% and 130% of EBITDA in 2012 in the following manner:

2013 EBITDA	Percentage of Target Bonus Amount Earned by Named Executive
Less than 95% of 2012 EBITDA	No bonus earned
95% of 2012 EBITDA	75% of Target Bonus Amount
100% of 2012 EBITDA	90% of Target Bonus Amount
105% of 2012 EBITDA	100% of Target Bonus Amount
110% of 2012 EBITDA	110% of Target Bonus Amount
115% of 2012 EBITDA	120% of Target Bonus Amount
120% of 2012 EBITDA	130% of Target Bonus Amount
125% of 2012 EBITDA	140% of Target Bonus Amount
130% or more of 2012 EBITDA	150% of Target Bonus Amount

The Company will further linearly interpolate between the amounts set forth above.

Awards made under the Company’s incentive programs are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based are restated or otherwise adjusted or in the event that a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company.

Equity Compensation.    We have made grants of equity compensation to executive officers in order to provide an incentive for them to maintain their relationship with the Company and to align their interests and compensation with the long-term interests of stockholders. However, at this time, we have no pre-established program or schedule for making such grants. Instead, grants have been made solely on a discretionary basis taking into account our need to incentivize management. In order to further align the interests of executives with the long-term interests of stockholders, the Compensation Committee may consider making grants of equity awards on a more regular basis.

At the time of our initial public offering in May 2002, we awarded non-qualified stock options under our 2002 Stock Option Plan to all of our employees, including all of our then current executive officers. All of these options vested in May 2007 and expired in May 2009. These option grants were made to permit all of our employees to participate in the ownership of the Company in connection with our becoming a public company. No option grants were made after the time of our initial public offering in May 2002, and the 2002 Stock Option Plan expired on May 24, 2012.

Beginning in 2006, the accounting treatment for stock options changed as a result of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 718, Compensation—Stock Compensation, making the accounting treatment of stock options less attractive. As a result, we addressed the desirability of granting shares of restricted stock to executive officers and concluded that restricted stock would provide an equally motivating form of incentive compensation. Accordingly, in anticipation of the change in accounting for stock options, our Board of Directors, upon the Compensation Committee’s recommendation, adopted the 2005 Restricted Stock Plan, which was approved by our stockholders at the 2005 annual meeting. In 2006, we awarded restricted stock to certain of our executive officers, including all of our then current named executive officers, under the 2005 Restricted Stock Plan. These restricted stock grants were “timed-based” awards, with one-fifth of the shares vesting on January 30 of each year following the year of date of grant. All of the awards granted in 2006 had become fully vested as of January 30, 2011.

In order to ensure the continued alignment of the interests of management with those of the stockholders, as well as to act as a retention device, the Compensation Committee awarded additional shares of restricted stock under the 2005 Restricted Stock Plan to all of the then executive officers of the Company, including three of our current named executive officers, on April 18, 2011. These restricted stock grants are “timed-based” awards, meaning that they vest over a period of time and are not subject to the achievement of any performance-based goals. Specifically, one-fifth of the shares vest on each one-year anniversary of the date of grant, commencing on April 18, 2012. In order to vest, the executive must remain employed by us as an executive on each vesting date. The only circumstances that trigger an acceleration of vesting of an award are the following: a change of control of the Company; the death or disability of the executive; and, at the discretion of the Compensation Committee, upon the executive’s termination without cause (as defined in the plan). The Compensation Committee also awarded shares of restricted stock under the 2005 Restricted Stock Plan to Lyle E. Hutchison and Sean C. Nicholas on October 31, 2012, following their promotion to their current positions by the Board on October 22, 2012. As with prior grants, one-fifth of the shares vest on each one-year anniversary of the date of grant, and the conditions to vesting and provisions for accelerated vesting mirror the terms described above.

The size of the restricted stock awards to the executives has been based on the subjective determination of the Committee, which considered each executive’s importance to and tenure with the Company and level of responsibility. The number of shares awarded to each of the named executives is reflected in the Grants of Plan-Based Awards table on page 25 below.

Equity Grant Practices

To date, our practice in granting restricted stock has been to determine the dollar amount of equity compensation that we want to provide the executives and then to grant a number of shares of restricted stock that has a fair market value equal to that amount on the date of grant. We determine the fair market value based on the closing price of our stock on the Nasdaq Stock Market on the date of grant. We do not select grant dates based upon the public release of material information about the Company, and the proximity of the grant date of any award to the date on which we announce such information is coincidental.

Perquisites and Other Benefits

None of our executive officers receives any perquisites. Our policy is to not provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. Additionally, we do not maintain any pension or defined benefit plans for the benefit of our executive officers.

Our executive officers participate in the Company’s 401(k) plan on the same terms as all of our employees. The plan allows eligible employees to contribute up to 60% of their pre-tax earnings up to the statutory limit prescribed by the Internal Revenue Service. The Company matches a discretionary amount determined by the Board of Directors. In 2012, we matched employee contributions up to $2,000 per employee.

Senior management, including the named executives, also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.

Prohibition on Pledging and Hedging of Company Stock

Effective January 28, 2013, the Board of Directors amended the Company’s Insider Trading Policy to prohibit the Company’s directors, officers and employees from pledging their common stock in the Company as security or engaging in transactions designed to “hedge” against the price of the Company’s common stock. Two executive officers had pre-existing pledging arrangements, involving a total of 38,923 shares as of January 28, 2013, and are currently evaluating the means and timing of unwinding these pledging arrangements. Additional information regarding the number of shares currently pledged by the executive officers can be found in the Security Ownership of Certain Beneficial Owners and Management table on page 30 below.

Tax and Accounting Implications

Tax Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally limits the tax deductibility paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year that the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. To date, no executive officer of the Company has ever received taxable compensation exceeding $1 million in a single year. Accordingly, the Company believes that all of the compensation paid through 2012 has been fully deductible for federal income tax purposes. As part of its role, the Compensation Committee will continue to review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code when developing and implementing short- and long-term incentive arrangements. However, the Company believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation exceeding $1 million must qualify as deductible under Section 162(m). Additionally, the Company has not submitted for shareholder approval the 2013 Executive Officer Incentive Program, which is the Company’s short-term cash incentive program for non-commissioned executive officers. It is possible that amounts paid to executive officers in the future may not qualify as performance-based compensation excluded from the limitation on deductibility.

Accounting for Stock-Based Compensation.    Beginning on January 1, 2006, the Company began accounting for stock-based compensation, including restricted stock granted under the 2005 Restricted Stock Plan, in accordance with the requirements of the FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”).    The Company designs, awards and implements its compensation arrangements to fully comply with Section 409A and accompanying regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CPSI’s 2013 proxy statement.

The Compensation Committee:

William R. Seifert, II, Chairman

W. Austin Mulherin, III

John C. Johnson

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Company’s named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010. The Company has not entered into any employment agreements with any of the named executive officers. When setting total compensation for each of the named executive officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(8)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(10)	Total ($)
J. Boyd Douglas President, CEO and Director	2012	$600,000		-0-	-0-	-0-	$167,400	-0-	$40,888	$808,288
	2011	$584,615		-0-	$1,000,000	-0-	$245,700	-0-	$19,766	$1,850,081
	2010	$550,000		-0-	-0-	-0-	-0-	-0-	$8,709	$558,709

David A. Dye CFO, Secretary and Treasurer	2012	$480,000		-0-	-0-	-0-	$133,920	-0-	$38,888	$652,808
	2011	$420,769		-0-	$1,000,000	-0-	$196,560	-0-	$17,766	$1,635,095
	2010	$84,135		-0-	-0-	-0-	-0-	-0-	$9,000	$93,135

Troy D. Rosser Senior Vice President–Sales	2012	$714,847	(1)	-0-	-0-	-0-	-0-	-0-	$31,166	$746,013
	2011	$583,439	(2)	-0-	$750,000	-0-	-0-	-0-	$15,325	$1,348,764
	2010	$488,986	(3)	-0-	-0-	-0-	-0-	-0-	$5,355	$494,341

Lyle E. Hutchison(4) Vice President–Sales	2012	$662,590	(5)	-0-	$299,986	-0-	-0-	-0-	$10,973	$973,549

Sean C. Nicholas(6) Vice President–Sales	2012	$408,363	(7)	-0-	$299,986	-0-	-0-	-0-	$10,973	$719,322

(1)	$559,847 of this amount represents sales commissions earned by Mr. Rosser during 2012.
(2)	$428,439 of this amount represents sales commissions earned by Mr. Rosser during 2011.
(3)	$383,986 of this amount represents sales commissions earned by Mr. Rosser during 2010.
(4)	Lyle Hutchison was appointed an executive officer of CPSI effective October 22, 2012. Accordingly, this table only presents compensation for Mr. Hutchison for 2012.
(5)	$562,590 of this amount represents sales commissions earned by Mr. Hutchison during 2012.
(6)	Sean Nicholas was appointed an executive officer of CPSI effective October 22, 2012. Accordingly, this table only presents compensation for Mr. Nicholas for 2012.
(7)	$108,363 of this amount represents sales commissions earned by Mr. Nicholas during 2012.
(8)	Represents the aggregate grant date fair value of restricted stock awards granted in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, rather than the amount paid to or realized by the named executive officer. See Note 6 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2012 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized.
(9)	Represents cash compensation earned pursuant to the Company’s 2012 Executive Officer Incentive Program (adopted by the Board on January 23, 2012) based on 2012 EBITDA being 101.5% of 2011 EBITDA, which resulted in 93.0% of each executive officer’s target bonus amount being earned under the terms of the program. For additional information on this program, see the discussion beginning on page 18 of this proxy statement.

(10)	The following table shows each of the components of the “All Other Compensation” column for 2012: (i) Company contributions to the 401(k) retirement plan; and (ii) dividends paid on unvested shares of restricted stock under the Company’s 2005 Restricted Stock Plan. The Company does not provide any perquisites to its executive officers.

All Other Compensation—2012

Name of Executive	Company 401(k) Contributions	Dividends on Restricted Stock	Total “All Other Compensation”
J. Boyd Douglas	$2,000	$38,888	$40,888
David A. Dye	-0-	$38,888	$38,888
Troy D. Rosser	$2,000	$29,166	$31,166
Lyle E. Hutchison	$2,000	$8,973	$10,973
Sean C. Nicholas	$2,000	$8,973	$10,973

Grants of Plan-Based Awards in 2012

The following table provides certain information regarding the non-equity incentive and restricted stock awards made to our named executives during 2012.

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Boyd Douglas	1/23/2012	$135,000	$180,000	$270,000	—	—	—	—	—	—	—
David A. Dye	1/23/2012	$108,000	$144,000	$216,000	—	—	—	—	—	—	—
Troy D. Rosser	—	—	—	—	—	—	—	—	—	—	—
Lyle E. Hutchison	10/31/2012	—	—	—	—	—	—	6,146	—	—	$299,986
Sean C. Nicholas	10/31/2012	—	—	—	—	—	—	6,146	—	—	$299,986

(1)	The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each named executive officer who participated in the Company’s 2012 Executive Officer Incentive Program (adopted by the Board on January 23, 2012), in which executive officers of the Company who do not receive commissions were eligible to participate. The actual bonus amount earned in 2012 by each named executive officer under the program is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The amount shown in this column reflects the number of shares of restricted stock granted to two of the named executive officers on October 31, 2012 pursuant to the 2005 Restricted Stock Plan. The award vests in five annual installments of 20% each on October 31 of each year, commencing on October 31, 2013. These two named executive officers are entitled to the receipt of dividends declared on our common stock at the same rate and on the same terms as our other stockholders. The shares automatically vest upon the grantee’s death or disability or upon a change in control of the Company. The shares are forfeited upon a termination of the grantee’s employment with the Company (other than as a result of death or disability).
(3)	The amount shown in this column is the grant date fair value of the award of restricted stock to the executive on October 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table shows the number of shares of unvested restricted stock held by our named executives on December 31, 2012, and the market value of such shares, calculated using the year-end closing market price of $50.34 per share. There were no stock options outstanding at December 31, 2012.

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Boyd Douglas	—	—	—	—	—	13,160	$662,474	—	—
David A. Dye	—	—	—	—	—	13,160	$662,474	—	—
Troy D. Rosser	—	—	—	—	—	9,871	$496,906	—	—
Lyle E. Hutchison	—	—	—	—	—	6,146	$309,390	—	—
Sean C. Nicholas	—	—	—	—	—	6,146	$309,390	—	—

The shares of restricted stock were granted under the Company’s 2005 Restricted Stock Plan. The shares vest in five annual installments of 20% each on each anniversary following the date of grant.

Option Exercises and Stock Vested in 2012

The following table reflects certain information with respect to shares of restricted stock that vested during the fiscal year ended December 31, 2012. No stock options were held or exercised by the named executives during 2012.

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Boyd Douglas	—	—	3,290	$184,108
David A. Dye	—	—	3,290	$184,108
Troy D. Rosser	—	—	2,467	$138,053
Lyle E. Hutchison	—	—	—	—
Sean C. Nicholas	—	—	—	—

(1)	The amounts in this column reflect the number of shares acquired upon vesting multiplied by the market value of the Company’s common stock on the vesting date, April 18, 2012 ($55.96 per share).

Pension Benefits

The Company does not maintain any plans that provide for payments or other benefits to named executive officers at, following, or in connection with their retirement.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation to named executive officers on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

As described in the Compensation Discussion and Analysis, the named executive officers do not have employment, severance or change-in-control agreements with the Company. The information below describes and quantifies the compensation that would have accrued to the named executive officers under CPSI’s 2005 Restricted Stock Plan upon a termination of the executives’ employment or a change-in-control of CPSI on December 31, 2012. However, the actual benefit to a named executive officer under this plan can only be determined at the time of the change-in-control event or such executive’s separation from the Company. Additionally, the benefits described below are in addition to benefits available generally to salaried employees upon a termination of employment, such as distributions under CPSI’s 401(k) plan and disability benefits. None of the executive officers was eligible to receive any compensation under CPSI’s 2002 Stock Option Plan as a result of a termination of the executive’s employment or a change-in-control of CPSI because the plan expired on May 24, 2012 and there were no options outstanding as of December 31, 2012. Additionally, an executive is required to remain employed with CPSI through the end of the fiscal year in order to have any right to an award made under the 2012 Executive Officer Incentive Program. Accordingly, in the event that an executive’s employment had been terminated or a change-in-control of CPSI had occurred on December 31, 2012, the executive would not have been entitled to the payment of an award under the 2012 Executive Officer Incentive Program.

Accelerated Vesting of Restricted Stock Upon a Termination of Employment or a Change in Control

The terms of the restricted stock award agreements with the named executives under the 2005 Restricted Stock Plan provide for the acceleration of vesting of restricted stock upon the death or disability of the executive or, at the discretion of the Board of Directors, upon the executive’s termination without cause. “Cause” is defined in the 2005 Restricted Stock Plan as any of the following acts by the executive: (i) a felony conviction, (ii) the failure to contest prosecution for a felony or (iii) willful misconduct or dishonesty which is harmful to CPSI’s business or reputation, as determined by the Board. “Disability” is defined as a permanent and total disability under the Company’s long-term disability insurance program.

The award agreements under the 2005 Restricted Stock Plan also provide that all of the shares of restricted stock not previously vested will automatically vest in the event of a change in control of CPSI. A “change in control” generally consists of any one of the following events:

(i)	An acquisition of 50% or more of CPSI’s voting securities, other than an acquisition by:

•	CPSI or any CPSI benefit plan; or

•	any company owned by CPSI stockholders in the same proportions as their ownership of CPSI stock.

(ii)	When, during any two-year period, the members of CPSI’s Board of Directors at the beginning of the period (along with any new director whose election or nomination is approved by at least two-thirds of the directors who either were directors at the beginning of the period or who were so approved) cease to constitute a majority of the Board.

(iii)	CPSI’s stockholders approve a merger or consolidation of CPSI with another corporation, unless the outstanding shares of CPSI stock immediately prior to the transaction continue to represent more than 50% of the combined voting stock of CPSI or its successor immediately following the transaction.

(iv)	CPSI’s stockholders approve a plan of complete liquidation of CPSI or an agreement for the sale of all or substantially all of CPSI’s assets.

Upon the occurrence of any of these events, the Board of Directors is charged with determining the effective date of the change in control for purposes of the plan.

The table below sets forth the intrinsic value of the shares of restricted stock under the 2005 Restricted Stock Plan that would have vested in the event that either (i) a change in control of CPSI had occurred on December 31, 2012, or (ii) the employment of the named executive officer had terminated on December 31, 2012 due to the executive’s death, disability or, upon approval by the Board, a termination by CPSI without cause. The intrinsic value is calculated by multiplying the number of shares that would have vested by the fair market value of CPSI’s common stock on December 31, 2012. The fair market value of a share of common stock is assumed to be $50.34, which was the closing price of the stock on December 31, 2012.

Name	Amount that Would Have Been Realized Due to the
Acceleration of Vesting of Restricted Stock in the Event of
a Change in Control of CPSI or
the Executive’s Death, Disability or Termination without Cause(1)
J. Boyd Douglas	$662,474
David A. Dye	$662,474
Troy D. Rosser	$496,906
Lyle E. Hutchison	$309,390
Sean C. Nicholas	$309,390

(1)	With respect to the termination of a named executive officer without cause, this table assumes that the Board would have exercised its discretion under the 2005 Restricted Stock Plan and approved an acceleration of vesting of all of the shares of restricted stock upon such a termination.

Non-Management Director Compensation for 2012

Each of our non-employee directors receives an annual cash retainer of $30,000 for service as a director. Each director who is a member of the Audit Committee receives an additional $5,000 per year, each director who is a member of the Compensation Committee receives an additional $4,000 per year, and each director who is a member of the Nominating and Corporate Governance Committee receives an additional $1,000 per year. Each non-employee director also receives an attendance fee of $2,000 for each regular quarterly meeting of the Board of Directors attended. Directors who are employees of the Company receive no compensation for their service as directors. Directors are also reimbursed for their expenses incurred in attending any meeting of directors. Additionally, in 2012 each non-employee director received a grant of $24,000 of shares of restricted stock under the 2012 Restricted Stock Plan for Non-Employee Directors. The shares vest on the third anniversary of the date of grant.

In accordance with its charter, the Compensation Committee has the authority to review and make recommendations to the Board regarding the Company’s policies and procedures pertaining to director compensation. Prior to 2011, the only increase in director compensation since the Company’s initial public offering in 2002 was a $5,000 increase in the annual retainer for members of the Audit Committee in January 2004 (from $10,000 to $15,000). As a result of a review of our director compensation practices in late 2010 by Hay Group (the compensation consultant formerly retained by the Compensation Committee), the Compensation Committee recommended, and the Board approved, an increase in director compensation effective January 1, 2011, resulting in the current annual retainer and the grant of restricted stock in 2012. In approving this increase in the annual retainer and this grant, the Board considered the amount of time that directors were expending in fulfilling their duties to the Company, as well as the additional responsibilities imposed on directors as a result of changes in corporate governance standards. The Compensation Committee and the Board also considered the amounts and types of fees (cash and stock) being paid to directors at companies in a peer group constructed by Hay Group.

The table below summarizes the compensation paid by CPSI to non-employee directors for the fiscal year ended December 31, 2012.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Charles P. Huffman	$44,000	$24,000	—	—	—	—	$68,000
John C. Johnson	$43,000	$24,000	—	—	—	—	$67,000
Ernest F. Ladd, III	$43,000	$24,000	—	—	—	—	$67,000
W. Austin Mulherin	$43,000	$24,000	—	—	—	—	$67,000
William R. Seifert, II	$47,000	$24,000	—	—	—	—	$71,000

(1)	J. Boyd Douglas, the Company’s President and Chief Executive Officer, and David A. Dye, the Company’s Chief Financial Officer, are not included in this table as they are, and at all times during 2012 were, employees of the Company and thus received no compensation for their service as directors. The compensation received by Mr. Douglas and Mr. Dye as employees of the Company is shown in the Summary Compensation Table on page 23.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the securities that have been authorized for issuance as of December 31, 2012 under our 2005 Restricted Stock Plan and 2012 Restricted Stock Plan for Non-Employee Directors. Both of these plans were previously approved by CPSI’s stockholders. These plans are described in Note 6 of the notes to the financial statements included in the Company’s 2012 Annual Report to Stockholders.

	Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	-0-	—	176,925	(1)
Equity compensation plans not approved by stockholders	-0-	N/A	-0-

Total	-0-		176,925	(1)

(1)	Represents 79,085 shares of common stock issuable pursuant to our 2005 Restricted Stock Plan and 97,840 shares of common stock issuable pursuant to our 2012 Restricted Stock Plan for Non-Employee Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 18, 2013 by:

•	each director and director nominee;

•	each executive officer named in the Summary Compensation Table on page 23;

•	all of our directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	% of Shares of Common Stock(2)
Kayne Anderson Rudnick Investment Management, LLC(3)	1,497,317	13.5%
BlackRock, Inc.(4)	868,219	7.8%
The Vanguard Group, Inc.(5)	651,717	5.9%
J. Boyd Douglas(6)	148,783	1.3%
David A. Dye(7)	100,150	*
Troy D. Rosser(8)	15,018	*
Lyle E. Hutchison(9)	8,506	*
Sean C. Nicholas(10)	6,146	*
W. Austin Mulherin, III(11)	3,167	*
Charles P. Huffman(12)	2,910	*
Ernest F. Ladd, III(13)	2,610	*
William R. Seifert, II(14)	2,460	*
John C. Johnson(15)	1,410	*
All Directors & Executive Officers as a group (23 persons)(16)	733,823	6.6%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.
(2)	Percentage of ownership is based on 11,080,062 shares of Company common stock outstanding as of March 18, 2013.
(3)	The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067. This information is based solely upon our review of an amended Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) with the Securities and Exchange Commission on February 4, 2013, reporting beneficial ownership as of December 31, 2012. The Schedule 13G reports that Kayne Anderson has sole voting and dispositive power with respect to all 1,497,317 shares.
(4)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. This information is based solely upon our review of an amended Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 8, 2013, reporting beneficial ownership as of December 31, 2012. The Schedule 13G reports that (a) BlackRock, Inc. is a parent holding company or control person, (b) BlackRock, Inc.’s subsidiaries, BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, and BlackRock Investment Management (UK) Limited, acquired the shares being reported and (c) Blackrock, Inc. has sole voting and sole dispositive power with respect to all 868,219 shares.

(5)	The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) with the Securities and Exchange Commission on February 11, 2013, reporting beneficial ownership as of December 31, 2012. The Schedule 13G reports that, of the 651,717 shares reported as beneficially owned, Vanguard Group has sole voting power with respect to 16,609 shares, sole dispositive power with respect to 635,508 shares, and shared dispositive power with respect to 16,209 shares. The Schedule 13G/A reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 16,209 shares as a result of its serving as investment manager of collective trust accounts. The Schedule 13G/A also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 400 shares as a result of its serving as investment manager of Australian investment offerings.
(6)	Includes 100 shares owned by Mr. Douglas’s wife and a total of 600 shares held in custodial accounts for the benefit of his three children. Also includes 13,160 shares of unvested restricted stock granted to Mr. Douglas on April 18, 2011 under the Company’s 2005 Restricted Stock Plan.
(7)	Includes 60,000 shares owned by a trust for the benefit of Mr. Dye and his children. Also includes 13,160 shares of unvested restricted stock granted to Mr. Dye on April 18, 2011 under the Company’s 2005 Restricted Stock Plan. Also includes 22,890 shares pledged by Mr. Dye as security for a loan.
(8)	Includes 9,871 shares of unvested restricted stock granted to Mr. Rosser on April 18, 2011 under the Company’s 2005 Restricted Stock Plan.
(9)	Includes 1,280 shares owned by Mr. Hutchison’s wife. Also includes 6,146 shares of unvested restricted stock granted to Mr. Hutchison on October 31, 2012 under the Company’s 2005 Restricted Stock Plan.
(10)	Includes 6,146 shares of unvested restricted stock granted to Mr. Nicholas on October 31, 2012 under the Company’s 2005 Restricted Stock Plan.
(11)	Mr. Mulherin shares voting and investment power for 1,400 shares with his wife. Also includes 372 shares held in a custodial account for the benefit of Mr. Mulherin’s daughter. Also includes 432 shares of unvested restricted stock granted to Mr. Mulherin on June 18, 2012 and 478 shares of unvested restricted stock granted to Mr. Mulherin on March 4, 2013 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(12)	Mr. Huffman shares voting and investment power for 2,000 shares with his wife. Also includes 432 shares of unvested restricted stock granted to Mr. Huffman on June 18, 2012 and 478 shares of unvested restricted stock granted to Mr. Huffman on March 4, 2013 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(13)	Includes 432 shares of unvested restricted stock granted to Mr. Ladd on June 18, 2012 and 478 shares of unvested restricted stock granted to Mr. Ladd on March 4, 2013 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(14)	Includes 432 shares of unvested restricted stock granted to Mr. Seifert on June 18, 2012 and 478 shares of unvested restricted stock granted to Mr. Seifert on March 4, 2013 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(15)	Includes 432 shares of unvested restricted stock granted to Mr. Johnson on June 18, 2012 and 478 shares of unvested restricted stock granted to Mr. Johnson on March 4, 2013 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(16)	Includes 22,890 shares pledged as security by one of our named executive officers and 16,033 shares pledged as security by another executive officer. As discussed on page 21 of this proxy statement, effective January 28, 2013, the Board of Directors amended the Company’s Insider Trading Policy to prohibit the Company’s directors, officers and employees from pledging their common stock in the Company as security or engaging in transactions designed to “hedge” against the price of the Company’s common stock. These two executive officers with pre-existing pledging arrangements are currently evaluating the means and timing of unwinding their pledging arrangements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2012, all reports required to be filed during such year were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

We may occasionally enter into or participate in transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have a written policy regarding the review and approval of related person transactions.

In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must review and approve all such related person transactions that exceed or are expected to exceed $100,000 in any calendar year. This $100,000 threshold is less than the $120,000 threshold requiring disclosure under the rules of the Securities and Exchange Commission. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director is required to provide the Audit Committee with all material information concerning the transaction.

Related Person Transactions

Michael K. Muscat, Jr., an executive officer of CPSI, owns 49% of Felder Services, LLC, which provides janitorial services to CPSI at various locations pursuant to four housekeeping agreements. Felder Services also provides certain cleaning and janitorial supplies to CPSI. CPSI paid Felder Services $317,317 in 2012 for these services and supplies. Based on Mr. Muscat’s ownership interest in Felder Services, the approximate dollar amount of Mr. Muscat’s interest in the amount paid by CPSI to Felder Services during 2012 was $155,485.

Matt Cole, the brother-in-law of Austin Mulherin (a director of the Company), is employed by the Company as a sales manager. Matt Cole received total compensation of $383,968 from the Company during 2012.

Our arrangements with Felder Services for janitorial services and supplies have been approved by the Audit Committee. Additionally, the Audit Committee reviewed and approved the compensation of Mr. Cole.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under existing Nasdaq rules and SEC rules. The Audit Committee operates under a written charter, as last amended by the Board of Directors on January 28, 2013.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2012.

•

We have discussed with the independent registered public accountants, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

•

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and have discussed with Grant Thornton LLP their independence. We considered whether the provision of non-financial audit services was compatible with Grant Thornton LLP’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Ernest F. Ladd, III, Chairman

William R. Seifert, II

Charles P. Huffman

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountants for the year ending December 31, 2013 is being presented to the stockholders for approval at the annual meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2013. Grant Thornton has been engaged by the Company since 2004 and has audited the financial statements of the Company for the years ended December 31, 2004 through December 31, 2012.

It is expected that a representative of Grant Thornton will be present at the annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to Grant Thornton LLP

The following table presents the fees paid or accrued by the Company for the audit and other services rendered by Grant Thornton for the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees	$546,592	$573,813
Audit-Related Fees	$78,199	$82,696
Tax Fees	$254,612	$61,949
All Other Fees	$0	$0
TOTAL	$879,403	$718,458

Audit Fees.    Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and audits of the effectiveness of the Company’s internal control over financial reporting, and (ii) the review of the Company’s quarterly financial statements.

Audit-Related Fees.    Audit-Related Fees for 2012 were for services rendered by the independent registered public accountants for examining and reporting on the Company’s design and operating effectiveness of controls related to the Company’s Application Service Provider hosting environment and management of changes to computer programs in accordance with AICPA Standards for Attestation Engagements (SSAE) No. 16, as amended (formerly Statement on Auditing Standards (SAS) No. 70, Service Organizations). Audit-Related Fees for 2011 were for the services described in the preceding sentence, as well as for audits of the Company’s employee benefit plans. All audit-related services were pre-approved by the Company’s Audit Committee.

Tax Fees.    Tax Fees for 2012 were for services related to (i) the calculation of DPAD (Domestic Production Activities Deduction) adjustments for the 2005 through 2010 tax returns of the Company and the filings of these amended returns and (ii) the calculation of tax credits related to the Company’s research and development activities. Tax Fees for 2011 were for services related to (A) the calculation of tax credits related to the Company’s research and development activities and (B) an engineering analysis to determine the asset lives of the components of the Company’s headquarter buildings, which were purchased in December 2011. All of these services were pre-approved by the Audit Committee.

All Other Fees.    All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no Other Fees paid to Grant Thornton in 2012 or 2011.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the provision of such services does not impair the registered accountant’s independence.

The Board of Directors recommends that the stockholders vote “FOR” Proposal 2.

PROPOSAL 3

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). We intend to hold such an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2017.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our named executive officers with the interests of our stockholders and to reward performance that enhances stockholder returns. Additionally, we believe that our compensation program has been successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory and, therefore, is not binding on the Company, our Board of Directors, or our Compensation Committee. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors recommends that the stockholders vote “FOR” Proposal 3.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the 2014 Annual Meeting of Stockholders pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, on or before December 2, 2013.

If a stockholder proposal is submitted outside the proposal process mandated by Securities and Exchange Commission Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 1.13 of the Bylaws), the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695 not earlier than January 9, 2014 nor later than February 8, 2014, together with the necessary supporting documentation required under that Bylaw provision.

A COPY OF OUR 2012 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, IS ENCLOSED WITH THIS PROXY STATEMENT. IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT COMPUTER PROGRAMS AND SYSTEMS, INC., ATTENTION: DAVID A. DYE, 6600 WALL STREET, MOBILE, ALABAMA 36695.

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REVOCABLE PROXY

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 WALL STREET

MOBILE, ALABAMA 36695

This Proxy is solicited on behalf of the Board of Directors of Computer Programs and Systems, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 9, 2013, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned hereby appoints David A. Dye and J. Boyd Douglas, and each of them with full power of substitution, as proxies for the undersigned, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to vote on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

COMPUTER PROGRAMS AND SYSTEMS, INC.

May 9, 2013

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders:

The Proxy Statement and the

2012 Annual Report to Stockholders are available at:

http://www.cpsinet.com/annualmeeting/.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided.i

¢ 00000333300000000000 2	050913

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE LISTED NOMINEES AS DIRECTORS

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE

IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. To elect the following two persons as Class II directors to serve on the Board of Directors until the 2016 annual meeting and until their successors are duly elected and qualified:
1.1 J.Boyd Douglas	FOR ☐	AGAINST ☐	ABSTAIN ☐
1.2 Charles P. Huffman	☐	☐	☐
2. To ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2013.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth on the reverse side, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, American Stock Transfer & Trust Company, LLC, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR all of the listed nominees in Proposal 1 and FOR Proposals 2 and 3.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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